As filed with the Securities and Exchange Commission on February 22, 2007.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Riverbed Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3576	03-0448754
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

199 Fremont Street, San Francisco, CA 94105

(415) 247-8800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jerry M. Kennelly

President and Chief Executive Officer

199 Fremont Street, San Francisco, CA 94105

(415) 247-8800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert V. Gunderson, Jr.

Craig M. Schmitz

David W. Van Horne, Jr.

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

155 Constitution Drive

Menlo Park, California 94025

Telephone: (650) 321-2400

Telecopy: (650) 321-2800

Daniel J. Weiser Richard A. Kline Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 Telephone: (650) 493-9300 Telecopy: (650) 493-6811

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-140544

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, $0.0001 par value	250,000	$32.50	$8,125,000	$249.44

(1)	Includes offering price of shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.
(2)	Based on the public offering price of $32.50 per share.
(3)	The Registrant previously registered an aggregate of $202,227,500 worth of its common stock on a Registration Statement on Form S-1 (Reg. No. 333-140544), for which a filing fee of $21,638.35 was paid.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering an increase in the proposed maximum aggregate offering price by $8,125,000. The contents of the Registration Statement on Form S-1 (Reg. No. 333-140544) filed by Riverbed Technology, Inc. on February 9, 2007, as amended, including the documents incorporated by reference in the prospectus contained therein and the exhibits thereto, and declared effective by the Securities and Exchange Commission on February 22, 2007, are incorporated herein by reference.

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on February 23, 2007, (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than February 23, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney.

*	Incorporated by reference to Riverbed Technology, Inc.’s Registration Statement on Form S-1, as amended (Reg. No. 333-140544).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 22nd day of February, 2007.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Jerry M. Kennelly
Jerry M. Kennelly President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jerry M. Kennelly Jerry M. Kennelly	President, Chief Executive Officer and Chairman (Principal Executive Officer)	February 22, 2007

/s/ Randy S. Gottfried Randy S. Gottfried	Chief Financial Officer (Principal Financial and Accounting Officer)	February 22, 2007

* Steven McCanne	Director	February 22, 2007

* Michael R. Kourey	Director	February 22, 2007

* Stanley J. Meresman	Director	February 22, 2007

* Blake G. Modersitzki	Director	February 22, 2007

* Christopher J. Schaepe	Director	February 22, 2007

* James R. Swartz	Director	February 22, 2007

*By:	/s/ Randy S. Gottfried Randy S. Gottfried Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney.

*	Incorporated by reference to Riverbed Technology, Inc.’s Registration Statement on Form S-1, as amended (Reg. No. 333-140544).